As filed with the Securities and Exchange Commission on November 13, 1998

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                             APPLIED INNOVATION INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                                             31-1177192
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                              5800 Innovation Drive
                               Dublin, Ohio 43016
             (Address of Registrant's principal executive offices)

                             ----------------------

                             APPLIED INNOVATION INC.
                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             ----------------------

                            Gerard B. Moersdorf, Jr.
                    Chairman, President, Treasurer, and CEO
                             Applied Innovation Inc.
                              5800 Innovation Drive
                               Dublin, Ohio 43016
                                 (614) 798-2000
           (Name, address and telephone number of agent for service)

                             ----------------------

                          Copies of Correspondence to:
                            Curtis A. Loveland, Esq.
                        Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
 Proposed Maximum               Proposed Maximum            Amount of
Title of Securities               Amount to be           Offering Price      Aggregate Offering       Registration
 to be Registered                  Registered              Per Share*              Price*                 Fee*
------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value...............     1,000,000                $3.8125             $3,812,500             $1,059.88
------------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Applied Common Stock as reported on the Nasdaq National Market System on November 9, 1998.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Applied Innovation Inc. Common Stock, $.01 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Applied Innovation Inc. Amended and Restated 1996 Stock Option Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission by the Registrant on May 3, 1996, Registration No. 333-4432, are hereby incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on November 13, 1998.

                                         APPLIED INNOVATION INC.



                                         By: /s/ Gerard B. Moersdorf, Jr.
                                             -----------------------------------
                                             Gerard B. Moersdorf, Jr., Chairman,
                                             President, Treasurer, and CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                            TITLE                                       DATE
         ---------                                            -----                                       ----

         /s/ Gerard B. Moersdorf, Jr.                  Chairman, President, Treasurer, and CEO   ) November 13, 1998
 -----------------------------------------------       (Principal Executive Officer)             )
         Gerard B. Moersdorf, Jr.                                                                )
                                                                                                 )
         * William H. Largent                          Senior Vice President - Operations,       ) November 13, 1998
------------------------------------------------       Chief Financial Officer                   )
         William H. Largent                            (Principal Financial Officer)             )
                                                                                                 )
         * John M. Spiegel                             Controller                                ) November 13, 1998
------------------------------------------------       (Principal Accounting Officer)            )
         John M. Spiegel                                                                         )
                                                                                                 )
         * James H. Blough                             Director                                  ) November 13, 1998
------------------------------------------------                                                 )
         James H. Blough                                                                         )
                                                                                                 )
         * Curtis A. Loveland                          Director                                  ) November 13, 1998
------------------------------------------------                                                 )
         Curtis A. Loveland                                                                      )
                                                                                                 )
         * Gerard B. Moersdorf, Sr.                    Director                                  ) November 13, 1998
-----------------------------------------------                                                  )
         Gerard B. Moersdorf, Sr.                                                                )
                                                                                                 )
         * Richard W. Oliver                           Director                                  ) November 13, 1998
------------------------------------------------                                                 )
         Richard W. Oliver                                                                       )
                                                                                                 )
         * Thomas W. Huseby                            Director                                  ) November 13, 1998
------------------------------------------------                                                 )
         Thomas W. Huseby                                                                        )
                                                                                                 )
         * Alexander B. Trevor                         Director                                  ) November 13, 1998
------------------------------------------------                                                 )
         Alexander B. Trevor                                                                     )
                                                                                                 )
*By:     /s/ Gerard B. Moersdorf, Jr.                                                            ) November 13, 1998
   ---------------------------------------------
      Gerard B. Moersdorf, Jr., Attorney-in-fact

                            Registration No. 333-

-------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             ----------------------


                             APPLIED INNOVATION INC.

                             ----------------------

                                    EXHIBITS

                             ----------------------

                                 EXHIBIT INDEX



Exhibit                                Exhibit
Number                               Description
------                               -----------

4(a)     *  Applied Innovation Inc. Amended and Restated 1996 Stock Option Plan

4(b)        Certificate of Incorporation of Applied Innovation Inc.
            (Exhibit 3.1 to the Company's Form 10-KSB for the year ended December 31, 1992, and incorporated herein by reference.)

4(c)        Bylaws of Applied Innovation Inc. (Exhibit 3.2 to the
            Company's Form 10-KSB for the year ended December 31, 1992, and incorporated herein by reference.)

5        *  Opinion of Porter, Wright, Morris & Arthur regarding legality.

23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

23(b)    *  Consent of KPMG Peat Marwick LLP.

24       *  Powers of Attorney.


--------------
* Filed with this Registration Statement